Exhibit 4.12

REGISTERED                                                            REGISTERED

                           AMERUS LIFE HOLDINGS, INC.

                 6.86% JUNIOR SUBORDINATED DEFERRABLE INTEREST
                          DEBENTURE DUE JULY 27,  2003

                                                               CUSIP   030732AB7

No. A-1                                                     US $135,035,453.00


           AMERUS LIFE HOLDINGS, INC., a corporation duly organized and existing under the laws of Iowa (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to First Union National Bank, as Property Trustee for AmerUs Capital II, a Delaware statutory business trust (the "Trust") or registered assigns, (i) the principal sum of One Hundred Thirty-Five Million Thirty-Five Thousand Four Hundred Fifty-Three Dollars ($135,035,453.00) on July 27, 2003, (the "Maturity Date") unless previously repurchased as provided herein, (ii) interest (a) on said principal sum from July 27, 1998, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on January 27, April 27, July 27 and October 27, of each year, commencing on October 27, 1998, initially at the rate of 6.86% per annum (the "Initial Interest Rate") until the Market Rate Increase Date (as hereinafter defined), and if the Rate Increase Agent (as hereinafter defined) establishes a Market Increase Rate (as hereinafter defined) at such Market Increase Rate (whichever of the Initial Interest Rate or the Market Increase Rate as may be in effect at any applicable time being referred to herein as the "Interest Rate") thereafter until the principal hereof shall have become due and payable, (b) at the Interest Rate on any overdue principal and premium, if any, and (c) at the Interest Rate, compounded quarterly on any overdue installment of interest and (iii) the Put Price (as hereinafter defined) with respect hereto; in each case, without duplication and to the extent that payment of such interest is enforceable under applicable law. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which principal of (or premium, if any), or interest on or the Put Price with respect to this 6.86% Junior Subordinated Deferrable Interest Debentures due July 27, 2003 (the "Debenture") is not a Business Day, then payment payable on such date will be made on the next succeeding day that is a Business Day (and to the extent such payment is made on the next succeeding Business Day, without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable.

           The interest so payable and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment, which shall be one Business Day prior to the relevant Interest Payment Date unless this Debenture is distributed upon liquidation of the Trust and is issued in certificated form, in which case the record date for such interest installment shall be the first day of the month in which the relevant Interest Payment Date falls. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date by virtue of their having been such Holder and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee (as hereinafter defined), notice whereof is to be given to Holders of Debentures not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. The principal of (and premium, if any) and the interest on and the Put Price with respect to this Debenture shall be payable at the office or agency of the Trustee in The City of New York or at the office(s) of such Paying Agent(s) as the Company may designate from time to time maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Register or by transfer to an account maintained by the Holder entitled thereto as specified in the Register, provided that proper instructions have been received by the relevant record date. Notwithstanding the foregoing, so long as the holder of this Debenture is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Debenture will be made in immediately available funds at such place and to such account as may be designated by the Property Trustee.

             The interest rate paid on the Debentures is subject to increase in accordance with the procedures set forth herein. By 9:30 a.m., New York City time, on the Market Rate Increase Date, a nationally recognized investment banking firm chosen by the Company (the "Rate Increase Agent") will determine whether the then current aggregate market value of the 6.86% Quarterly Income Preferred Securities (the "QUIPS") representing undivided preferred beneficial interests in the assets of the Trust (or if the QUIPS are no longer outstanding, the Debentures), is at least equal to 100.25% of the Cash Equivalent of the Aggregate Call Option Exercise Consideration (as hereinafter defined). If the Rate Increase Agent determines that the current aggregate market value of the QUIPS is at least equal to 100.25% of the Cash Equivalent of the Aggregate Call Option Exercise Consideration (or the interest rate paid on the Debentures is already equal to or greater than the Maximum Debenture Rate (as hereinafter defined)), interest on the Debentures will continue to accrue at the Initial Interest Rate. If the Rate Increase Agent determines that the current aggregate market value of the QUIPS is not at least equal to 100.25% of the Cash Equivalent of the Aggregate Call Option Exercise Consideration (and the interest rate is less than the Maximum Debenture Rate), the Rate Increase Agent will, by 9:30 a.m., New York City time, on the Market Rate Increase Date, select an increased rate equal to the lower of (a) the rate that the Rate Increase Agent determines is sufficient to cause the then current aggregate market value of such QUIPS (or, if the QUIPS are no longer outstanding, the Debentures) to be at least equal to 100.25% of the Cash Equivalent of the Aggregate Call Option Exercise Consideration and (b) the Maximum Debenture Rate, and the interest rate will thereupon become that increased rate (the "Market Increase Rate"). Upon any such increase to the Market Increase Rate, the Rate Increase Agent shall notify the Company and the Call Option Holder (as hereinafter defined) of such increased rate.

           "Cash Equivalent of the Aggregate Call Option Exercise Consideration" means the cash value on the Market Rate Increase Date of a package of consideration (the "Aggregate Call Option Exercise Consideration"), which includes U.S. Treasury Strips, U.S. Treasury Bills or other U.S. Treasury Securities (any of the foregoing being referred to herein as the "Treasury Securities"), that will provide payments matching the aggregate distributions due on the QUIPS (or interest due on the Debentures if the Debentures have been substituted for such QUIPS) through July 27, 2001, assuming that (a) the Treasury Securities included in the Aggregate Call Option Exercise Consideration are highly liquid Treasury Securities maturing on or within 35 days prior to July 27, 2001 (any such Treasury Securities will be designated in good faith by the holder of the call options on the QUIPS, (the "Call Option Holder") in a notice delivered to the Rate Increase Agent by 8:30 a.m., New York City time, on the Market Rate Increase Date or, if the Call Option Holder fails to so designate such Treasury Securities, as designated in good faith by the Rate Increase Agent, in either case in a manner intended to minimize the Cash Equivalent of the Aggregate Call Option Exercise Consideration) and (b) such Treasury Securities are valued based on the ask-side price thereof at 9:00 a.m., New York City time, on the Market Rate Increase Date (as determined on a same day settlement basis by a reasonable and customary means selected in good faith by the Rate Increase Agent and notified to the Call Option Holder prior thereto) plus interest accrued thereon to such date.

           "Maximum Debenture Rate" means (a) the yield to maturity (calculated in accordance with standard market price) corresponding to the bid-side price at 9:00 a.m., New York City time, on the Market Rate Increase Date (as determined by a reasonable and customary means selected in good faith by the Rate Increase Agent and notified to the Call Option Holder prior thereto) of highly liquid Treasury Securities maturing on or around the Maturity Date as selected in good faith by the Rate Increase Agent plus (b) 350 basis points.

           "Market Rate Increase Date" means April 27, 2001 (or, if such day is not a Trading Day (as hereinafter defined), the next succeeding Trading Day).

            "Trading Day" means a day on which the Class A, no par value common stock of the Company (the "Common Stock") (a) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (b) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

           If the Trust is required to pay any additional taxes, duties or other governmental charges, the Company will pay such Additional Amounts on the Debentures as may be necessary in order that the amount of distributions then due and payable by the Trust on the outstanding QUIPS and the common undivided beneficial interests in the Trust owned by the Company (the "Common Trust Securities") and together with the QUIPS, the "Trust Securities") shall not be reduced as a result of any such additional taxes, duties or other governmental charges to which the Trust has become subject. In lieu of paying such Additional Amounts on the Debentures, the Company may liquidate the Trust and cause the Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust.

             If the Debentures are distributed to the holders of the Trust Securities and are not otherwise pledged as collateral for the Company's 7.00% Adjustable Conversion-rate Equity Security Units (the "Units"), the Debentures may be represented by one or more global certificates registered in the name of Cede & Co. or other nominee of the Depository Trust Company.

             The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all present and future Senior Indebtedness (as hereinafter defined), and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

          "Senior Indebtedness" shall mean, with respect to the Company, (a) the principal, premium, if any, and interest in respect of (i) indebtedness of the Company for money borrowed and (ii) indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by the Company, including, without limitation, any current or future indebtedness under any indenture (other than the Indenture) to which the Company is a party, (b) all capital lease obligations of the Company, (c) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (d) all obligations of the Company for the reimbursement on any letter of credit, any banker's acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction, (e) all obligations of the type referred to in clauses (a) through (d) above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise and (f) all obligations of the type referred to in clauses (a) through (e) above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for (x) any indebtedness between or among the Company or any Subsidiary of the Company, (y) any other debt securities issued pursuant to the Indenture and guarantees in respect of those debt securities and (z) any indebtedness that is by its terms subordinated to or pari passu with the Debentures, including any junior subordinated debt securities issued in the future with subordination terms substantially similar to the Debentures. Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

           This Debenture is one of a duly authorized issue of securities of the Company (the "Securities") issued under an Indenture, dated as of July 27, 1998, as amended or supplemented from time to time (the "Indenture"), between the Company and First Union National Bank, as trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debentures and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Debenture is one of the Securities designated on the face hereof limited in aggregate principal amount to $135,035,453.00.

           Any one or more of the following described events with respect to the Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (a) failure for 30 days to pay any interest on the Debentures when due (subject to the deferral of any due date in the case of an Extension Period (as hereinafter defined)); or (b) failure to pay any principal on the Debentures when due whether at maturity, by declaration of acceleration of maturity or otherwise; or (c) failure to pay the Put Price when due upon exercise of a Debenture Put Option (as hereinafter defined); or (d) failure to observe or perform certain other covenants contained in the Indenture for 60 days after written notice to the Company from the Trustee or to the Company and the Trustee from the holders of at least 25% in aggregate outstanding principal amount of Debentures; or (e) the events of bankruptcy, insolvency or reorganization of the Company set forth as Events of Default under the Indenture .

           If any Event of Default, as provided for the Indenture (including the Debenture Events of Default), with respect to the Debentures shall occur and be continuing, the principal of the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

             So long as no Debenture Event of Default has occurred and is continuing, the Company will have the right at any time during the term of the Debentures to defer the payment of interest at any time or from time to time for a period not extending beyond the Maturity Date (each such period of deferral, an "Extension Period") or ending on a date other than an Interest Payment Date. At the end of an Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon accrued at a rate of 6.86% per annum (plus, for the period after the Market Rate Increase Date, the difference, if any, between the Market Increase Rate and the Initial Interest
Rate) compounded on each succeeding Interest Payment Date). During an Extension Period, interest will continue to accrue and Holders of Debentures will be required to accrue interest income for United States Federal income tax purposes prior to the receipt of cash attributable to such income except to the extent that the tax treatment changes as a matter of law.

           Prior to the expiration of any such Extension Period, the Company may further extend such Extension Period, provided that such Extension Period, together with all such previous and further extensions within such Extension Periods, (i) shall not end on any date other than an Interest Payment Date and
(ii) shall not extend beyond the Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the administrators of the Trust and the Trustee written notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (a) the date the distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period, (b) the date the Trustees are required to give notice to any securities exchange or to holders of QUIPS of the Regular Record Date or the date such distributions are payable and (c) such Regular Record Date. The Trustee shall give notice of the Company's election to begin or extend a new Extension Period to the holders of the QUIPS. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

             The Company has agreed that it will not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (b) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in right of payment to the Debentures or (c) make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the Company if such guarantee ranks pari passu or junior in right of payment to the Debentures (other than, in the case of clauses (a), (b) and (c), (i) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (ii) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(iii) payments under the guarantee agreement (the "Guarantee"), dated as of July 27, 1998, between the Company and the Trustee, pursuant to which the Company guarantees the payment of distributions and other payments on the QUIPS to the extent that the Trust has funds on hand sufficient therefor, (iv) as a result of a reclassification of the Company's capital stock solely into shares of one or more classes or series of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (v) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (vi) purchases of common stock in connection with the satisfaction by the Company of its obligations under any of the Company's benefit plans for its and its Subsidiaries' directors, officers or employees or any of the Company's dividend reinvestment plans) if at such time (x) a Debenture Event of Default shall have occurred and be continuing, (y) the Company shall be in default with respect to its payment of any obligations under the Guarantee or
(z) the Company shall have given notice of its election of an Extension Period, or any extension thereof, as provided in the Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall have commenced and not yet terminated.

           The Company has also agreed (a) to maintain 100 percent ownership of the Common Trust Securities; PROVIDED, HOWEVER, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Trust Securities, (b) to use its reasonable efforts to cause the Trust
(i) to remain a statutory business trust, except in connection with the distribution of Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Amended and Restated Declaration of Trust of the Trust, dated as of July 27, 1998, among the Company, as sponsor, and certain of the trustees of the Trust and (ii) to continue not to be classified as an association taxable as a corporation or a partnership for United States Federal income tax purposes and
(c) to use its reasonable efforts to cause each holder of Trust Securities (or, for so long as Trust Securities are pledged pursuant to the Pledge Agreement, dated as of July 27, 1998, among the Company, a collateral agent, and the Call Option Holder, the Units) to be treated as owning an undivided beneficial interest in the Debentures.

             Each Holder of Debentures will have the right (a "Debenture Put Option") to require the Company to repurchase such Debentures, on July 27, 2001 (the "Put Option Date"), for a purchase price (the "Put Price") equal to the aggregate principal amount thereof plus unpaid interest accrued thereon up to but not including the Put Option Date, but only if the cash received on the exercise of such option is used to settle the purchase contracts between the Company and First Union National Bank as Master Unit Agent for the Units, secured thereby.

           The Holder of this Debenture and the Put Agent (the "Put Agent" which initially will be The Chase Manhattan Bank and subsequently, any successor thereto), on behalf of Holders whose Debentures have been delivered to the Put Agent for the purpose of exercising the Put Option related to such Debentures, may exercise the Debenture Put Option related to this Debenture by presenting and surrendering this Debenture, at the offices of the Trustee, with the form of "Notice of Exercise of Put Right" on the reverse side of this Debenture completed and executed as indicated, by 10:00 a.m., New York City time, on the Put Option Date.

           In the event of the exercise of the Debenture Put Option with respect to this Debenture in part only, a new Debenture or Debentures for the portion hereof not repurchased will be issued in the name of the Holder upon the cancellation hereof.

                   The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the outstanding Securities of each series, on behalf of the Holders of all Securities of such series, to waive, with respect to the Securities of such series, compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture will be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

             Holders of Debentures may not enforce their rights pursuant to the Indenture or the Debentures except as provided in the Indenture. No reference herein to the Indenture and no provision of this Debenture or of the Indenture will alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on and the Put Price with respect to this Debenture at the times, places and rates, herein prescribed.

             The Debentures of this series are issuable only in registered form, without coupons, in minimum denominations of $31.5625 and integral multiples thereof and of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, Debentures of this series are exchangeable for Debentures of this series of like aggregate principal amount of a different authorized denomination, as requested by the Holder surrendering the same.

             As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, the transfer of this Debenture is registerable in the Register upon surrender of this Debenture for registration of transfer at the office or agency of the Company maintained for that purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar (which will initially be the Trustee at its principal corporate trust office located in Charlotte, North Carolina) duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of this series with like terms and conditions, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

             Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue and notwithstanding any notation of ownership or other writing hereon, and none of the Company, the Trustee or any such agent will be affected by notice to the contrary.

           Unless the certificate of authentication hereon has been executed by the Trustee referred to herein, or its successor as Trustee, or its Authenticating Agent, by manual signature of an authorized signatory, this Debenture will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

             No recourse shall be had for the repayment of the principal of or premium, if any, on interest on or the Put Price in respect of this Debenture, or for any claim based heron, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or any predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

             The Company agrees, and each holder of a beneficial interest in any Debenture shall by the acquisition of such interest be deemed to have agreed, that for United States Federal income tax purposes the Debentures are intended to constituted indebtedness, except to the extent that the tax treatment of the Debenture changes as a matter of law.

           The Indenture and the Debentures will be governed by and construed in accordance with the laws of the State of New York.

          All capitalized terms used but not defined in this Debenture will have the meanings assigned to them in the Indenture; and all references in the Indenture to "Security" or "Securities" will be deemed to include this Debenture.

             The following legend is provided in accordance with Treasury Regulation Section 1.1275-3(b):

             This Debenture was issued with original issue discount ("OID"). The Company will promptly, beginning no later than 10 days after the issue date of this Debenture make available to a Holder upon request the information specified in Treasury Regulation section 1.1275-3(b)(1)(i). Please send only such requests to AmerUs Life Holdings, Inc., 699 Walnut Street, Des Moines, Iowa 50309, Attention: Taxation Vice President and Tax Counsel.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Date: July ---, 1998                       AMERUS LIFE HOLDINGS, INC.


                                      By ----------------------------------

[SEAL]
                                      Attest:


                                      By ----------------------------------

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: July ---, 1998                      FIRST UNION NATIONAL BANK
                                                     as Trustee


                                      By: ----------------------------------
                                                Authorized Officer

                                   ASSIGNMENT
                                 --------------

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) this Debenture to:


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        (Insert assignee's social security or tax identification number)

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                   (Insert address and zip code of assignee)

and irrevocably appoints

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---------------------------------- agent to transfer this Debenture on the books of the Company.  The agent may substitute another to act for him or her.


Date:   ----------------------------------

Signature:  --------------------------------------------------------------------
             (Sign exactly as your name appears on the other side of this Debenture)

Signature Guarantee(1):  ----------------------------------

----------------------

(1) Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the [Registrar], which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

                        NOTICE OF EXERCISE OF  PUT RIGHT

            The undersigned holder of this Debenture (or the put agent on behalf of such holder) hereby gives notice and irrevocably exercises the Junior Subordinated Debenture Put requiring the Company to repurchase this Debenture, or the portion designated below, for the aggregate principal amount thereof plus any unpaid interest accrued on this Debenture pursuant to the terms and subject to the conditions of the Debenture and the Indenture, dated as of July 27, 1998 (the "Indenture") between the Company and First Union National Bank, as trustee by 10:00 a.m., New York City time, on July 27, 2001. If any portion of the Debenture not to be repurchased is to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Date:   ----------------------------------

Principal amount of the Debenture to be repurchased ($31.5625 or integral multiples thereof or $1,000.00 or integral multiples thereof):
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Signature:  --------------------------------------------------------------------
(Sign exactly as your name appears on the other side of this Debenture

Please print or type name and address, including zip code, and social security or other identifying number

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If any portion of the Debenture is to be registered in the name of and delivered to a Person other than the holder hereof please print or type name and address, including zip code, and social security or other identifying number

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Signature Guarantee(2):  ----------------------------------

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(2)  If this Notice of Exercise of Put Right is signed by any Person other than the registered holder of this Debenture, the Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the [Registrar], which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.